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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported): May 4, 1999




                               CAFE ODYSSEY, INC.
             (Exact name of registrant as specified in its charter)



      Minnesota                         0-23243                 31-1487885
(State or other jurisdiction     (Commission File Number)     (IRS Employer
  of incorporation)                                         Identification No.)








  4801 West 81st Street, Suite 112, Bloomington, MN             55437
       (Address of principal executive offices)               (Zip Code)



          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (612) 837-9917



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Item 5.           OTHER EVENTS

         The Registrant's Press Release dated May 4, 1999, which is filed as
Exhibit 99.1 to this Form-8-K is incorporated herein by reference.


Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.1.    Press Release dated May 4, 1999.


                                          SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CAFE ODYSSEY, INC.


Date:   May 4, 1999                       By:  /s/ Stephen King
                                             -----------------------------
                                          Name: Stephen King
                                          Title:   Chief Executive Officer




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                                                                    Exhibit 99.1



                 CAFE ODYSSEY ANNOUNCES ACQUISITION NEWLY FORMED
                    INTERNET DIVISION TO ACQUIRE POPMAIL.COM

MINNEAPOLIS, May 4 /PRNewswire/ -- Cafe Odyssey (Nasdaq: CODY - news) announced today that it had signed a letter of intent to acquire Popmail.com. Through partnerships with radio stations nationwide, Popmail.com is a leading email provider to radio stations. Radio reaches 96% of America's consumers and Popmail.com has exclusive relationships with nearly 500 stations nationwide.

Stephen King, CEO, stated, "This is a tremendous opportunity for our shareholders. This acquisition of Popmail, will allow us to continue to operate our restaurant business while providing our shareholders with the opportunity present in this new Internet based division. As a forward-looking company we believe in the future and the power of the Internet. Popmail and its solid management team have our full support to grow with other Internet applications for media."

Popmail has developed an approach to the email business that harnesses the power of the successful affinity-building mass medium: radio. By providing radio stations with an attractive email service, offered to listeners free of charge, Popmail leverages radio's proven ability to engage audiences and attract advertisers. This creates a unique email business niche.

Marcos Rodriguez, founder and Chairman of Popmail.com states, "We believe we have a novel email strategy and are a leader in the Internet-for-radio field. To date Popmail's sales force has secured exclusive signed agreements with nearly 500 radio stations, including certain Chancellor and CBS stations. These stations are located in 33 states coast to coast. Popmail has acquired hundreds of email domain names incorporating major radio station call letters. Approximately 100,000,000 listeners are potential fans of our affiliates. This 'pipeline' of distribution has remarkable potential"

Continuing, Rodriguez said, "We look forward to being part of a public company. Our next steps will include strategic alliances to enhance our revenue and leverage our relationships."

Detailed terms of the transaction were not disclosed except that the companies hope to sign a definitive purchase agreement in the next few weeks and completion of the transaction is subject to the approval of the Board of Directors and shareholders.

The Cafe Odyssey restaurant division develops, owns and operates upscale, casual themed restaurants, which invite guests to savor award-winning food while they experience a journey to intriguing parts of the globe, traveling at different points in time. The concepts of travel and discovery are conveyed through the use of specially designed furnishings and decorations, as well as state-of-the-art entertainment technology systems, which provide a unique sight and sound experience. The concept is food-driven, with a menu that offers a broad selection of cuisine from around the world, including popular "cultural fusion" items. The Company currently operates three restaurants, one in Cincinnati, Ohio, one in the Mall of America, located in a suburb of Minneapolis,

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Minnesota, and a third location in the Denver Pavilions, a retail/entertainment center in downtown Denver. Cafe Odyssey became a publicly traded company in November 1997. The company's web site can be found at http://www.cafeodyssey.com. Popmail's affiliate presentation can be found at http://www.Popmail.com. An affiliate's site can be found at http://www.KUBE93.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, execution of definitive purchase documents, those relating to development and construction activities, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.



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